      As filed with the Securities and Exchange Commission on June 21, 2001
                         Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -----------------------------

                                    FORM S-3

                         -----------------------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         -----------------------------

                                  APPLIX, INC.
             (Exact name of registrant as specified in its charter)

                         -----------------------------

         Massachusetts                                  04-2781676
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                                112 TURNPIKE ROAD
                          WESTBORO, MASSACHUSETTS 01581

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         -----------------------------

                            PATRICK J. RONDEAU, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 526-6000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         -----------------------------

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-_______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-__________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         -----------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                                   Proposed        Proposed
                                                                   Maximum         Maximum
                                                      Amount       Offering        Aggregate     Amount of
                                                       to be         Price         Offering     Registration
        Title of Shares to be Registered            Registered     Per Share         Price          Fee
------------------------------------------------------------------------------------------------------------
Common Stock, $.0025 par value per share ........    100,000        $2.25(1)       $225,000(1)     $56.25
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on June 15, 2001.

                         -----------------------------

     THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 21, 2001

PROSPECTUS

                                  APPLIX, INC.

                         100,000 SHARES OF COMMON STOCK

                         -----------------------------

This prospectus relates to resales of shares of common stock previously issued by Applix, Inc. to the former stockholders of Dynamic Decisions Pty Limited, an Australian company, in connection with our acquisition of that company.

We will not receive any proceeds from the sale of the shares.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on the Nasdaq National Market under the symbol "APLX." You are urged to obtain current market quotations for the common stock.

                         -----------------------------

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                         -----------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -----------------------------


                The date of this prospectus is _________, 2001.

                                TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----

     Prospectus Summary...........................................3

     The Offering.................................................3

     Risk Factors.................................................4

     Special Note Regarding Forward-Looking Information...........7

     Use Of Proceeds..............................................8

     Selling Stockholders.........................................8

     Plan Of Distribution.........................................9

     Legal Matters................................................10

     Experts......................................................10

     Where You Can Find More Information..........................10

     Incorporation Of Certain Documents By Reference..............10



     Our executive offices are located at 112 Turnpike Road, Westboro, Massachusetts 01581, our telephone number is (508) 870-0300 and our Internet address is www.applix.com. The information on our Internet website is not incorporated by reference in this prospectus and should not be considered part of this prospectus. Our website address is included in this document as an inactive textual reference only. Unless the context otherwise requires, references in this prospectus to "Applix," "we," "us," and "our" refer to Applix, Inc. and its subsidiaries.

     We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                               PROSPECTUS SUMMARY

     This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors."

                                  APPLIX, INC.

     Applix develops, markets and supports a suite of customer management analytics and business planning software that rapidly transforms information into knowledge, enabling companies worldwide to obtain and retain customers through better decision making. By capturing and continually analyzing business critical data from multiple internal and external sources, Applix's front- and back-office solutions perpetually streamline companies' business models and ultimately help to enable their profitability. Applix's award-winning "Applix iCRM" and "Applix iPlanning" solution sets are designed to easily accommodate even the most unique business processes of companies. Applix is one of the world's only single-source providers of iCRM, customer analytics and business planning software and solutions, making it a pioneer in Demand Chain Management.

                                  THE OFFERING

Common Stock offered by selling    100,000 shares
stockholders.....................

Use of proceeds..................  Applix will not receive any proceeds from the sale of shares in this offering

Nasdaq National Market symbol....  APLX

                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before purchasing our common stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock.

OUR STOCK PRICE MAY BE ADVERSELY AFFECTED BY SIGNIFICANT FLUCTUATIONS IN OUR QUARTERLY RESULTS.

         We expect to experience significant fluctuations in our future results of operations due to a variety of factors, many of which are outside of our control, including:

     -    demand for and market acceptance of our products and services;

     - the size and timing of customer orders, particularly large orders, some of which represent more than 10% of total revenue during a particular quarter;

     - introduction of products and services or enhancements by us and our competitors;

     -    competitive factors that affect our pricing;

     -    the mix of products and services we sell;

     -    the hiring and retention of key personnel;

     -    our expansion into international markets;

     - the timing and magnitude of our capital expenditures, including costs relating to the expansion of our operations;

     - changes in generally accepted accounting policies, especially those related to the recognition of software revenue; and

     -    new government legislation or regulation.

     We typically receive a majority of our orders in the last month of each fiscal quarter because our customers often delay purchases of products until the end of the quarter and our sales organization and our individual sales representatives strive to meet quarterly sales targets. As a result, any delay in anticipated sales is likely to result in the deferral of the associated revenue beyond the end of a particular quarter, which would have a significant effect on our operating results for that quarter. In addition, most of our operating expenses do not vary directly with net sales and are difficult to adjust on the short term. As a result, if net sales for a particular quarter were below expectations, we could not proportionately reduce operating expenses for that quarter, and, therefore, that revenue shortfall would have a disproportionate adverse effect on our operating results for that quarter. In future quarters, our operating results may be below the expectations of public market analysts and investors. In this event, the price of our common stock may fall significantly.

OUR BUSINESS WILL BE HARMED IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS FROM MISUSE BY THIRD PARTIES.

     Our collection of trademarks is important to our business. The protective steps we take or have taken may be inadequate to deter misappropriation of our trademark rights. We have filed applications for registration of some of our trademarks in the United States. Effective trademark protection may not be available in every country in which we offer or intend to offer our products and services. Failure to protect our trademark rights adequately could damage our brand identity and impair our ability to compete effectively. Furthermore, defending or enforcing our trademark rights could result in the expenditure of significant financial and managerial resources.

OUR PRODUCTS MAY CONTAIN DEFECTS THAT MAY BE COSTLY TO CORRECT, DELAY MARKET ACCEPTANCE OF OUR PRODUCTS AND EXPOSE US TO LITIGATION.

     Despite testing by us and our customers, errors may be found in our products after commencement of commercial shipments. If errors are discovered, we may have to make significant expenditures of capital to eliminate them and yet may not be able to successfully correct them in a timely manner or at all. Errors and failures in our products could result in a loss of, or delay in, market acceptance of our products and could damage our reputation and our ability to convince commercial users of the benefits of our products.

     In addition, failures in our products could cause system failures for our customers who may assert warranty and other claims for substantial damages against us. Although our license agreements with our customers typically contain provisions designed to limit our exposure to potential product liability claims, it is possible that these provisions may not be effective or enforceable under the laws of some jurisdictions. Our insurance policies may not adequately limit our exposure to this type of claim. These claims, even if unsuccessful, could be costly and time-consuming to defend.

IF WE DO NOT INTRODUCE NEW PRODUCTS AND SERVICES IN A TIMELY MANNER, OUR PRODUCTS AND SERVICES WILL BECOME OBSOLETE, AND OUR OPERATING RESULTS WILL SUFFER.

     The customer analytics and business planning software markets are characterized by rapid technological change, frequent new product enhancements, uncertain product life cycles, changes in customer demands and evolving industry standards. Our products could be rendered obsolete if products based on new technologies are introduced or new industry standards emerge.

     Enterprise computing environments are inherently complex. As a result, we cannot accurately estimate the life cycles of our products. New products and product enhancements can require long development and testing periods, which requires us to hire and retain increasingly scarce, technically competent personnel. Significant delays in new product releases or significant problems in installing or implementing new products could seriously damage our business. We have, on occasion, experienced delays in the scheduled introduction of new and enhanced products and may experience similar delays in the future.

     Our future success depends upon our ability to enhance existing products, develop and introduce new products, satisfy customer requirements and achieve market acceptance. We may not successfully identify new product opportunities and develop and bring new products to market in a timely and cost-effective manner.

FUTURE CAPITAL NEEDS.

     We believe, based upon our current business plan, that our current cash and marketable securities should be sufficient to fund our operations as planned for at least the next twelve months. However, we may need additional funds sooner than anticipated if our performance deviates significantly from our current business plan or if there are significant changes in competitive or other market factors. Such funds, whether from equity or debt financing or other sources, may not be available, or available on terms acceptable to us.

ATTEMPTS TO EXPAND BY MEANS OF BUSINESS COMBINATIONS AND ACQUISITIONS MAY NOT BE SUCCESSFUL AND MAY DISRUPT OUR OPERATIONS OR HARM OUR REVENUES.

     We have in the past, and may in the future, buy businesses, products or technologies. In the event of any future purchases, we will face additional financial and operational risks, including:

     - difficulty in assimilating the operations, technology and personnel of acquired companies;

     - disruption in our business because of the allocation of resources to consummate these transactions and the diversion of management's attention from our core business;

     - difficulty in retaining key technical and managerial personnel from acquired companies;

     - dilution of our stockholders, if we issue equity to fund these transactions;

     -    assumption of operating losses, increased expenses and liabilities;

     - our relationships with existing employees, customers and business partners may be weakened or terminated as a result of these transactions; and

     - additional ongoing expenses associated with amortization of goodwill and other purchased intangible assets.

IF WE ARE UNABLE TO HIRE AND RETAIN ADDITIONAL RESEARCH AND DEVELOPMENT, SUPPORT, SALES AND MARKETING STAFF, WE WILL NOT HAVE SUFFICIENT RESOURCES TO COMPETE AND GROW OUR REVENUES.

     We intend to hire a significant number of additional research and development, support, sales and marketing and other personnel during 2001. Competition for these individuals is intense, and we may not be able to attract, assimilate or retain highly qualified personnel. Our future success and ability to sustain our revenue growth also depend upon the continued service of our executive officers and other key engineering, sales, marketing and support personnel. Competition for qualified personnel in our industry is extremely intense and characterized by rapidly increasing salaries, which may increase our operating expenses or hinder our ability to recruit qualified candidates.

WE RELY HEAVILY ON EXISTING MANAGEMENT AND KEY PERSONNEL.

     We rely heavily on key personnel throughout the organization. In particular, the loss of any of Alan Goldsworthy, Michael Scheib, William Lynch, Edward Terino, or Craig Cervo or any of our staff of sales and development professionals could prevent us from successfully executing our business strategies. Any such loss of technical knowledge and industry expertise could negatively impact our success. Moreover, if we should lose any of these critical employees or a group thereof, particularly to a competing organization, we could lose market share, and the Applix brand could be diminished.

WE MAY NOT BE ABLE TO MEET THE OPERATIONAL AND FINANCIAL CHALLENGES THAT WE ENCOUNTER AS OUR INTERNATIONAL OPERATIONS EXPAND.

     Due to the Company's significant international operations, we face a number of additional challenges associated with the conduct of business overseas. For example:

     - we may have difficulty managing and administering a globally-dispersed business;

     - fluctuations in exchange rates may negatively affect our operating results;

     - we may not be able to repatriate the earnings of our foreign operations;

     - we have to comply with a wide variety of foreign laws with which we are not familiar;

     - we may not be able to adequately protect our trademarks overseas due to the uncertainty of laws and enforcement in certain countries relating to the protection of intellectual property rights;

     - reductions in business activity during the summer months in Europe and certain other parts of the world could negatively impact the operating results of our foreign operations;

     - export controls could prevent us from shipping our products into and from some markets;

     - multiple and possibly overlapping tax structures could significantly reduce the financial performance of our foreign operations;

     - changes in import/export duties and quotas could affect the competitive pricing of our products and services and reduce our market share in some countries; and

     - economic or political instability in some international markets could result in the forfeiture of some foreign assets and the loss of sums spent developing and marketing those assets.

BECAUSE THE CUSTOMER ANALYTICS AND BUSINESS PLANNING MARKETS ARE HIGHLY COMPETITIVE, WE MAY NOT BE ABLE TO SUCCEED.

     If we fail to compete successfully in the highly competitive and rapidly changing customer analytics and business planning markets, we may not be able to succeed. We face competition primarily from customer relationship management software firms, emerging Internet customer interaction software vendors and computer telephony software companies. We also face competition from traditional call center technology providers, large enterprise application software vendors, independent systems integrators, consulting firms and in-house IT departments. Because barriers to entry into the software market are relatively low, we expect to face additional competition in the future.

     Many of our competitors can devote significantly more resources to the development, promotion and sale of products than we can, and many of them can respond to new technologies and changes in customer preferences more quickly than we can. Further, other companies with resources greater than ours may attempt to gain market share in the customer analytics and business planning markets by acquiring or forming strategic alliances with our competitors.

BECAUSE WE DEPEND ON THIRD-PARTY SYSTEMS INTEGRATORS TO SELL OUR PRODUCTS, OUR OPERATING RESULTS WILL LIKELY SUFFER IF WE DO NOT DEVELOP AND MAINTAIN THESE RELATIONSHIPS.

     We rely in part on systems integrators to promote, sell and implement our solution. If we fail to maintain and develop relationships with systems integrators, our operating results will likely suffer. In addition, if we are unable to rely on systems integrators to install and implement our products, we will likely have to provide these services ourselves, resulting in increased costs. As a result, our results of operation may be harmed. In addition, systems integrators may develop, market or recommend products that compete with our products. Further, if these systems integrators fail to implement our products successfully, our reputation may be harmed.

BECAUSE THE SALES CYCLE FOR OUR PRODUCTS CAN BE LENGTHY, IT IS DIFFICULT FOR US TO PREDICT WHEN OR WHETHER A SALE WILL BE MADE.

     The timing of our revenue is difficult to predict in large part due to the length and variability of the sales cycle for our products. Companies often view the purchase of our products as a significant and strategic decision. As a result, companies tend to take significant time and effort evaluating our products. The amount of time and effort depends in part on the size and the complexity of the deployment. This evaluation process frequently results in a lengthy sales cycle, typically ranging from three to eight months. During this time we may incur substantial sales and marketing expenses and expend significant management efforts. We do not recoup these investments if the prospective customer does not ultimately license our product.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors", that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares by the selling stockholders.

     The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

                              SELLING STOCKHOLDERS

     We issued the shares of common stock covered by this prospectus in a private placement in connection with our acquisition of Dynamic Decisions Pty Limited in March 2001. The following table sets forth, to our knowledge, certain information about the selling stockholders as of March 31, 2001.

     Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

                                    Shares of Common Stock        Number of Shares    Shares of Common Stock to be
                                   Beneficially Owned Prior to     of Common Stock      Beneficially Owned After
                                          Offering (1)              Being Offered            Offering (1)(2)
                                   ---------------------------    ----------------    -----------------------------
 Name of Selling Stockholder       Number           Percentage                        Number             Percentage
 ---------------------------       ------           ----------    ----------------    ------             ----------
Jeffrey Robin Walter               50,000               *              50,000           0                   0%
Johann Potgieter                   50,000               *              50,000           0                   0%

--------------------------
* Less than one percent.

(1) All of the shares owned by Mr. Walter and Mr. Potgieter are subject to certain transfer restrictions contained in a share purchase agreement, pursuant to which each of Mr. Walter and Mr. Potgieter have agreed not to transfer more than 12,500 shares prior to September 31, 2001, more than 25,000 shares prior to March 31, 2002, and more than 37,500 shares prior to September 31, 2002.

(2) We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

     Each of the selling stockholders is an employee of Applix Australia Pty Limited, our wholly owned subsidiary, and a former employee and principal shareholder of Dynamic Decisions Pty Limited. Except as indicated above, neither of the selling stockholders has held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years. In connection with our acquisition of Dynamic Decisions Pty Limited, we entered into employment agreements with Mr. Walters and Mr. Potgieter, under which each will perform certain services for us through March 31, 2003.

                              PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

     -    in privately negotiated transactions; and

     -    in options transactions.

     In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

     We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

     We have agreed with the selling stockholders to keep the Registration Statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the Registration Statement or (ii) March 31, 2002.

                                  LEGAL MATTERS

     The validity of the shares offered by this prospectus has been passed upon by Hale and Dorr LLP. Patrick J. Rondeau, a partner of Hale and Dorr LLP, serves as Clerk of the Company.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet site.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC requires us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the sale of all the shares covered by this prospectus.

     (1) Our Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the SEC on April 2, 2001, as amended by our Annual Report on Form 10-K/A filed with the SEC on June 15, 2001;

     (2)  Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2001;

     (3)  Our Current Report on Form 8-K filed with the SEC on April 13, 2001;

     (4) All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

     (5) The description of our common stock contained in our Registration Statement on Form 8-A dated October 28, 1994.

     You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

          Applix, Inc.
          112 Turnpike Road
          Westboro, MA  01581
          Attention: Edward Terino
          Telephone: (508) 870-0300

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Applix (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

     Filing Fee - Securities and Exchange Commission ...   $    56.25
     Legal fees and expenses.............................  $10,000.00
     Accounting fees and expenses........................  $ 5,000.00
     Miscellaneous expenses..............................  $ 4,943.75
                                                           ----------
              Total Expenses.............................  $20,000.00
                                                           ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts General Laws allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of an improper distribution or loan to an insider or obtained an improper personal benefit. The Registrant has included such a provision in its articles of organization.

     Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by: (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional.

     The Registrant's articles of organization and bylaws provide that a director or officer of the Registrant shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding brought against him by virtue of his position as a director or officer of the Registrant unless he is deemed (in the manner provided in the articles of organization and bylaws, respectively) to have not acted in good faith in the reasonable belief that his action was in the best interest of the Registrant. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

     Under the Registrant's articles of organization, in the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. The Registrant's articles of organization provide that as a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     The Registrant's articles of organization and bylaws provide that the indemnification provided therein is not exclusive, and the Registrant's articles of organization provide that in the event that the Massachusetts General Laws are amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended. The Registrant's bylaws provide that the indemnification provided therein shall be offset to the extent of any other source of indemnification or applicable insurance coverage.

     The Registrant has purchased and maintains insurance coverage under a policy insuring directors and officers of the Registrant against certain liabilities which they may incur as directors or officers of the Registrant, which may include coverage for liabilities arising under the Securities Act.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
  4.1*     Restated Articles of Organization of the Registrant.
  4.2*     By-laws of the Registrant.
  5.1      Opinion of Hale and Dorr LLP.
 23.1      Consent of PricewaterhouseCoopers LLP
 23.2      Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.
 24.1      Power of Attorney (See page II-4 of this Registration Statement).

---------------
* Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-85688).

ITEM 17. UNDERTAKINGS.

     Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included is a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Item 512(b) of Regulation S-K. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westboro, Commonwealth of Massachusetts, on June 21, 2001.

                                   APPLIX, INC.


                                   By: /s/ Edward Terino
                                      -----------------------------------
                                      Edward Terino
                                      Vice President and Chief Financial Officer


                        SIGNATURES AND POWER OF ATTORNEY

     We, the undersigned officers and directors of Applix, Inc., hereby severally constitute and appoint Edward Terino and Patrick J. Rondeau, Jr. and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Applix, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                    Title                                 Date
       ---------                    -----                                 ----

/s/ Alan Goldworthy     President, Chief Executive Officer             June 21, 2001
---------------------   and Director (Principal Executive Officer)
Alan Goldsworthy


/s/ Edward Terino       Chief Financial Officer (Principal Financial   June 21, 2001
---------------------   and Accounting Officer)
Edward Terino

/s/ Jitendra Saxena
---------------------   Director                                       June 21, 2001
Jitendra Saxena

/s/ Peter Gyenes
---------------------   Director                                       June 21, 2001
Peter Gyenes

/s/ Alain J. Hanover
---------------------   Director                                       June 21, 2001
Alain J. Hanover

/s/ David C. Mahoney
---------------------   Director                                       June 21, 2001
David C. Mahoney

/s/ John Loewenberg
---------------------   Director                                       June 21, 2001
John Loewenberg


---------------------   Director                                       June __, 2001
Charles F. Kane


                                  EXHIBIT INDEX
EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

  4.1*     Restated Articles of Organization of the Registrant.
  4.2*     By-laws of the Registrant.
  5.1      Opinion of Hale and Dorr LLP.
 23.1      Consent of PricewaterhouseCoopers LLP.
 23.2      Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.
 24.1      Power of Attorney (See page II-4 of this Registration Statement).

---------------
* Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-85688).